Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-59350, 333-31784, and 333-44822 on
Form S-8 of our report dated March 29, 2006 relating to the financial statements and the financial statement schedule of Onvia, Inc. and subsidiary appearing in this Annual Report on Form 10-K of Onvia, Inc. for the year ended December 31, 2005.

/s/ DELOITTE & TOUCHE LLP

Seattle, Washington

March 29, 2006